UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2006

eMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule.

On May 5, 2006 eMerge Interactive, Inc. (the “Company”) issued a press release announcing The Nasdaq Stock Market, Inc.’s determination to delist the Company’s class A common stock and the Company’s intention to appeal such determination, which will stay such delisting until a decision on the appeal is reached. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release, issued by the Company on May 5, 2006, announcing The Nasdaq Stock Market, Inc.’s determination to delist the Company’s class A common stock and the Company’s intention to appeal such determination, which will stay such delisting until a decision on the appeal is reached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 5, 2006

eMerge Interactive, Inc.

By:	/s/ ROBERT E. DRURY
Robert E. Drury
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:
99.1	Press release, issued by the Company on May 5, 2006, announcing The Nasdaq Stock Market, Inc.’s determination to delist the Company’s class A common stock and the Company’s intention to appeal such determination, which will stay such delisting until a decision on the appeal is reached.